Exhibit 99.1
Press Release

Triad Guaranty Inc. Reports First Quarter Results

WINSTON-SALEM, N.C., May 11, 2010 -- Triad Guaranty Inc. (OTCBB: TGIC) today reported a net loss of $27.8 million for its first quarter ended March 31, 2010 compared to a net loss of $79.1 million for the fourth quarter of 2009 and a net loss of $55.2 million for the first quarter of 2009.  The 2010 first quarter diluted loss per share was $1.84 compared to a diluted loss per share of $5.26 for the 2009 fourth quarter and $3.68 for the 2009 first quarter.

Ken Jones, President and CEO, said, “We saw improvement in several key areas during the 2010 first quarter, including the amount of risk in default, the number of loans in default and the number of first-time defaults. Our cure rates increased for the first time since the first quarter of 2009, which we believe was due in part to improved results from the GSE loan modification efforts during the quarter.  The first quarter has traditionally yielded improvements in cure rates and a decline in first-time defaults due to the impact of tax refunds that typically are received during the quarter.  At this time, however, we are unable to determine whether the lower first notices of default and the improved cure rates experienced during the quarter reflect typical seasonality, or whether they mark the beginning of a recovery in the U.S. mortgage and housing markets.”

Mr. Jones continued, “As a company in run-off, our primary focus remains the efficient and effective servicing of our insured portfolio, particularly with respect to loss management, in order to maximize our claims-paying ability.  While we are encouraged by our 2010 first quarter results compared to all of 2008 and 2009, our financial position continued to deteriorate slightly during the first quarter as the deficit in assets increased to $732.7 million at March 31, 2010.  To meet all of our existing obligations, we will need to earn at least $733 million during the remaining run-off of our existing business.  We received $188.7 million in cash and investments during the first quarter following the commutation of our two largest lender captives; however, the receipt of these assets did not impact our net loss as the losses ceded to the captives had previously been recognized as a reinsurance recoverable in our financial statements.”

For additional information concerning our results for the first quarter of 2010 and our financial position at March 31, 2010, please see our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which will be filed with the Securities and Exchange Commission and will be available at www.sec.gov or via our web site at www.triadguaranty.com.  We have updated the quarterly statistical and supplemental information for the 2010 first quarter results on our web site at www.triadguaranty.com.   The supplemental information can be found under “Investors” and then under “Webcasts and Presentations” by the title “Supplemental Information – First Quarter 2010”.

(Relevant Triad Guaranty Inc. financial and statistical information follows)

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a run-off of its existing in-force book of business.  For more information, please visit the Company's web site at www.triadguaranty.com.

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including: the possibility that the Illinois Department of Insurance may take various actions regarding Triad if it does not operate its business in accordance with its revised financial and operating plan and the corrective orders, including seeking receivership proceedings; our ability to operate our business in run-off and maintain a solvent run-off; our ability to continue as a going concern; the possibility of general economic and business conditions that are different than anticipated; legislative, regulatory, and other similar developments; changes in interest rates, employment rates, the housing market, the mortgage industry and the stock market; the possibility that there will not be adequate interest in our common stock on the over the counter markets to ensure efficient pricing; and various factors described under "Risk Factors" and in the “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in our Annual Report on Form 10-K for the year ended December 31, 2009 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as otherwise required by law.

SOURCE: Triad Guaranty Inc.
CONTACT: Bob Ogburn, Vice President and Treasurer, at 336.723.1282 ext. 1167 or bogburn@tgic.com

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Triad Guaranty Inc.
Consolidated Statements of Operations

	Three Months Ended
	March 31,
	(Unaudited)

	2010	2009
	(Dollars in thousands except per share amounts)

Earned premiums	$45,888	$44,358
Net investment income	9,873	11,192
Net realized investment losses	(242)	(4,565)
Other income (expense)	(8)	2
Total revenues	55,511	50,987

Losses and loss adjustment expenses	72,238	101,577
Interest expense	2,469	694
Other operating expenses - net	9,332	9,411
Total losses and expenses	84,039	111,682

Loss before income taxes	(28,528)	(60,695)
Income tax benefit	(717)	(5,521)

Net loss	$(27,811)	$(55,174)

Diluted loss per share	$(1.84)	$(3.68)

Diluted weighted average common and common
stock equivalents outstanding (in thousands)	15,099	14,994

Triad Guaranty Inc.
Consolidated Balance Sheets

	(Unaudited)		(Unaudited)
	March 31,	December 31,	March 31,
	2010	2009	2009

	(Dollars in thousands except per share amounts)
Assets:
Invested assets:
Fixed maturities, available for sale, at market	$811,040	$784,830	$904,904
Equity securities, available for sale, at market	-	-	491
Short-term investments	146,075	26,651	13,136
	957,115	811,481	918,531

Cash and cash equivalents	38,662	21,839	21,394
Reinsurance recoverable	52,963	233,499	182,589
Other assets	54,406	58,007	52,848

Total assets	$1,103,146	$1,124,826	$1,175,362

Liabilities:
Losses and loss adjustment expenses	$1,468,719	$1,537,043	$1,262,746
Unearned premiums	12,210	12,153	15,958
Long-term debt	34,543	34,540	34,532
Deferred payment obligation	229,953	168,386	-
Other liabilities	90,467	79,062	43,519

Total liabilities	1,835,892	1,831,184	1,356,755

Stockholders' equity:
Accumulated deficit	(878,952)	(851,141)	(310,683)
Accumulated other comprehensive income	32,114	30,782	16,316
Other equity accounts	114,092	114,001	112,974

Deficit in assets	(732,746)	(706,358)	(181,393)

Total liabilities and stockholders' equity	$1,103,146	$1,124,826	$1,175,362

Stockholders' deficit in assets per share:	$(48.02)	$(46.29)	$(11.92)

Common shares outstanding	15,258,128	15,258,128	15,215,378

Triad Guaranty Inc.
Consolidated Statements of Cash Flow

	Three Months Ended March 31,

	2010	2009
	(Unaudited)
	(Dollars in Thousands)

OPERATING ACTIVITIES
Net loss	$(27,811)	$(55,174)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Increase (decrease) in loss and unearned premium reserves	(68,267)	75,001
Decrease (increase) in amounts due to/from reinsurer	180,536	(31,459)
Net realized investment losses	242	4,565
Deferred income taxes	(717)	(5,521)
Deferred payment obligation	61,567	-
Other operating activities	11,704	15,923

Net cash provided by operating activities	157,254	3,335

INVESTING ACTIVITIES
Purchases of investment securities	(72,318)	(88,391)
Sales and maturities of investment securities	50,729	38,942
(Increase) decrease in short-term investments	(119,425)	27,566
Other investing activities	583	2

Net cash used in investing activities	(140,431)	(21,881)

Net increase (decrease) in cash	16,823	(18,546)
Cash at beginning of period	21,839	39,940

Cash at end of period	$38,662	$21,394

TRIAD GUARANTY INC.
Sequential Quarterly Financial Statements
(unaudited)

	Condensed Statements of Operations For The Quarter Ended
	(Dollars in thousands)
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2010	2009	2009	2009	2009	2008	2008	2008	2008
Revenue:
Earned premiums	$45,888	$34,891	$35,576	$64,833	$44,358	$49,840	$65,654	$69,864	$72,065
Net investment income	9,873	9,739	12,342	10,859	11,192	10,509	10,349	9,175	9,547
Realized investment gains (losses)	(242)	649	3,253	2,017	(4,565)	(18,944)	(6,519)	(3,799)	2,703
Other income (loss)	(8)	12,536	127	2	2	2	2	2	2
Total revenues	55,511	57,815	51,298	77,711	50,987	41,407	69,486	75,242	84,317
Losses and expenses:
Net settled claims	(43,684)	153,749	157,881	149,863	53,920	69,372	59,357	68,263	40,471
Change in reserves	111,204	(30,195)	(15,836)	278,956	39,628	106,080	165,958	218,568	174,561
Loss adjustment expenses	4,718	5,370	3,713	2,549	8,029	2,647	5,879	5,918	6,227
Net losses and LAE	72,238	128,924	145,758	431,368	101,577	178,099	231,194	292,749	221,259
Change in premium deficiency reserve	-	-	-	-	-	-	-	(15,000)	15,000
Interest expense	2,469	2,243	1,202	1,895	694	694	691	696	1,476
Amortization of DAC	-	-	-	-	-	-	-	-	39,416
Other operating expenses	9,332	8,160	9,659	8,680	9,411	8,639	8,726	27,238	14,106
Total losses and expenses	84,039	139,327	156,619	441,943	111,682	187,432	240,611	305,683	291,257
Income (loss) before income taxes	(28,528)	(81,512)	(105,321)	(364,232)	(60,695)	(146,025)	(171,125)	(230,441)	(206,940)
Income taxes (benefit)	(717)	(2,368)	(3,426)	(4,813)	(5,521)	(23,818)	(11,030)	(31,630)	(56,926)
Net income (loss)	$(27,811)	$(79,144)	$(101,895)	$(359,419)	$(55,174)	$(122,207)	$(160,095)	$(198,811)	$(150,014)

	Condensed Balance Sheets As Of
	(Dollars in thousands)
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2010	2009	2009	2009	2009	2008	2008	2008	2008
Assets
Invested assets	$957,115	$811,481	$846,905	$851,640	$918,531	$895,422	$890,720	$869,022	$760,073
Cash	38,662	21,839	7,480	31,600	21,394	39,940	47,818	19,669	80,544
Real estate acquired	-	-	-	-	526	713	3,661	6,202	8,993
Prepaid federal income tax	-	-	-	-	15	15	15	63,184	115,598
Reinsurance recoverable	52,963	233,499	245,436	234,248	182,589	150,848	111,827	55,316	93,244
Other assets	54,406	58,007	54,331	57,650	52,307	43,596	47,915	50,405	52,572
Total assets	$1,103,146	$1,124,826	$1,154,152	$1,175,138	$1,175,362	$1,130,534	$1,101,956	$1,063,798	$1,111,024

Liabilities and stockholders' equity
Liabilities:
Losses and loss adjustment expenses	$1,468,719	$1,537,043	$1,576,303	$1,591,207	$1,262,746	$1,187,840	$1,042,053	$817,262	$547,766
Premium deficiency reserve	-	-	-	-	-	-	-	-	96,073
Deferred payment obligation	229,953	168,386	97,048	27,020	-	-	-	-	-
Accrued expenses and other liabilities	102,677	91,215	71,291	52,066	59,477	44,831	30,887	40,714	32,699
Total liabilities	1,835,892	1,831,184	1,779,179	1,704,828	1,356,755	1,267,200	1,130,356	922,889	772,582
(Deficit in assets) total stockholders' equity	(732,746)	(706,358)	(625,027)	(529,690)	(181,393)	(136,666)	(28,400)	140,909	338,442
Total liabilities and stockholders' equity	$1,103,146	$1,124,826	$1,154,152	$1,175,138	$1,175,362	$1,130,534	$1,101,956	$1,063,798	$1,111,024